UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

Juniper Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1194 North Mathilda Avenue

Sunnyvale, California 94089

(Address, including zip code, of principal executive offices)

(408) 745-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Having completed the transition with Shaygan Kheradpir, Kevin Johnson announced on February 20, 2014, his resignation from the Board of Directors (the “Board”) of Juniper Networks, Inc. (the “Company”) effective as of February 28, 2014. Mr. Johnson’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the nomination of Messrs. DeNuccio and Daichendt for election to the Board as described in Item 8.01 below, immediately prior to the 2014 Annual Meeting of Stockholders of the Company (the “2014 Annual Meeting”), Section 3.2 of the Company’s Bylaws will be amended to increase the size of the Board from 11 members to 12 members.

Item 7.01.	Regulation FD Disclosure.

On February 20, 2014, the Company held a conference call and webcast regarding the Company’s new integrated operating plan as described in Item 8.01 below. A replay of the webcast is available on the investor relations portion of the Company’s website at http://investor.juniper.net/investor-relations/default.aspx.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The website address referenced above is intended to provide an inactive, textual reference only. The information on this website is not part of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On February 20, 2014, the Company announced, among other things, a new integrated operating plan. A copy of the press release relating to the integrated operating plan is attached as Exhibit 99.1 and incorporated herein by reference.

On February 19, 2014, the Board nominated Kevin DeNuccio and Gary Daichendt for election as directors at the 2014 Annual Meeting. On February 20, 2014, the Company entered into a letter agreement (the “Agreement”) with Elliott Associates, L.P. and Elliott International, L.P. (together, the “Investors”). Pursuant to the Agreement the Company agreed that (i) the Board will nominate no more than seven incumbent directors for re-election at the 2014 Annual Meeting in addition to the nominations of Messrs. DeNuccio and Daichendt; and (ii) during the Restricted Period (as defined below) the size of the Board will not exceed 12 directors.

As part of the Agreement, the Investors have agreed to vote, or cause to be voted, all shares of the Company’s common stock and other voting securities in favor of the directors nominated by the Board at the 2014 Annual Meeting. From February 20, 2014 to the Expiration Date (as defined in the Agreement) (such period, the “Restricted Period”), the Investors have agreed to customary standstill restrictions, including not (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) acquiring more than 9.99% of the voting power of the Company’s common stock and other voting securities or economic exposure to more than 14.99% of the Company’s common stock and other voting securities; (iii) making or participating as an offerer in any tender offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company (an “Extraordinary Transaction”); (iv) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board; or (v) making any stockholder proposal. The standstill restrictions terminate automatically upon (i) the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Company’s common stock and other voting securities; (ii) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Company’s common stock and other voting securities, where the Company files a Schedule 14D-9 (or any amendment thereto) that does not recommend that the Company’s stockholders reject such tender or exchange offer; or (iii) the adoption by the Board of any amendment to the certificate of incorporation or bylaws of the Company that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with the 2015 Annual Meeting of Stockholders of the Company.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.2 and incorporated herein by reference.

Non-GAAP Financial Measures

The press release attached as Exhibit 99.1 contains references to projected non-GAAP operating margin that excludes certain expenses from operating margin determined in accordance with GAAP. The Company considers the use of the non-GAAP measures presented to be helpful in assessing the performance of the continuing operation of its business. By continuing operations, the Company is referring to the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult. However, these measures should be not be considered as a substitute or superior to GAAP operating margin. The determination of the amounts that are excluded from non-GAAP operating margin is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense recognized in a given period. The Company is unable to present a quantitative reconciliation of the forward-looking non-GAAP operating margin to forward-looking GAAP operating margin because management cannot reliably predict all of the necessary components of GAAP operating margin. Forward-looking non-GAAP information excludes estimates for amortization of purchased intangible assets, share-based compensation expense, acquisition-related charges, restructuring and other charges, litigation settlement and resolution charges, and other expenses not believed to be reflective of ongoing operations and such items may also be excluded in future periods and could be significant amounts.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Juniper Networks, Inc. on February 20, 2014

99.2	Letter Agreement, dated February 20, 2014, between Juniper Networks, Inc., Elliott Associates, L.P. and Elliott International, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: February 21, 2014	By:	/s/ Mitchell L. Gaynor
Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Juniper Networks, Inc. on February 20, 2014

99.2	Letter Agreement, dated February 20, 2014, between Juniper Networks, Inc., Elliott Associates, L.P. and Elliott International, L.P.